EXHIBIT 10.22(b)

AMENDMENT NO. 3

(dated and effective November 7, 2005)

to

CREDIT AGREEMENT

(that was dated as of September 14, 2004)

by and among

LASALLE BANK NATIONAL ASSOCIATION,

as Administrative Agent and Co-Lead Arranger,

WACHOVIA CAPITAL MARKETS, LLC, as Co-Lead Arranger,

WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent,

NATIONAL CITY BANK OF THE MIDWEST, as Co-Syndication Agent,

the LENDERS, and

CENTENE CORPORATION,

as Company

In consideration of their mutual agreements herein and for other sufficient consideration, the receipt of which is hereby acknowledged, CENTENE CORPORATION, a Delaware corporation (Company), LASALLE BANK NATIONAL ASSOCIATION (Administrative Agent), and the Lenders agree as follows:

1. Definitions; Section References. The term Original Loan Agreement means the Credit Agreement dated as of September 14, 2004 among Company, Administrative Agent, and the Lenders party thereto, as amended by that certain Amendment No. 1 thereto dated as of July 18, 2005, as amended by that certain Amendment No. 2 thereto dated as of September 9, 2005. The term this Amendment means this Amendment No. 3. The term Loan Agreement means the Original Loan Agreement as amended by this Amendment. Capitalized terms used and not otherwise defined herein have the meanings defined in the Loan Agreement. Section and Exhibit references are to sections of, and exhibits to, respectively, the Original Loan Agreement unless otherwise specified.

2. Conditions to Effectiveness of this Amendment. This Amendment is effective as of November 7, 2005, but only if, on or before 12:00 noon Chicago time on November 7, 2005, (i) this Amendment has been duly executed by Company, Administrative Agent, and Required Lenders, and (ii) all of the documents listed on Exhibit A to this Amendment have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Administrative Agent, and all of the requirements described in Exhibit A to this Amendment shall have been met.

3. Amendments to Original Loan Agreement. The Original Loan Agreement is hereby amended as follows:

3.1. Use of Proceeds. Section 10.6 is amended by inserting the following after the words “for Acquisitions permitted by Section 11.5,”: “for redemptions by Company of Capital Securities consisting of its commons shares in accordance with, and to the extent permitted by, Section 11.4,”.

3.2. Restricted Payments. Section 11.4 is deleted in its entirety and replaced with the following:

11.4 Restricted Payments. Not, and not permit any other Loan Party to, (a) make any distribution to any holders of its Capital Securities (except for dividends or distributions from a Subsidiary to the Company), (b) purchase or redeem any of its Capital Securities (except as provided below), (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any Subordinated Debt, (e) make any loans or advances to a shareholder, (f) make any contribution to, donation to, loan to, investment in, or any other transfer of funds or property to any Charitable Foundation, or (g) set aside funds for any of the foregoing. Notwithstanding the foregoing, so long as no Unmatured Event of Default or Event of Default has occurred and is continuing or could reasonably be expected to occur as a result thereof, (i) any Subsidiary may pay dividends or make other distributions to a domestic Wholly-Owned Subsidiary, (ii) the Company may make a distribution to holders of its Capital Securities in the form of stock of the Company, (iii) in lieu of fractional shares in association with a stock dividend, the Company may pay cash dividends in an aggregate amount not exceeding $1,000,000 in any Fiscal Year and (iv) Company may redeem its Capital Securities consisting of common shares so long as (1) the aggregate purchase price for the common shares redeemed from and after the date of this Agreement does not exceed $75,000,000, (2) all such redemptions are consummated on or before November 7, 2007, and (3) on the Business Day of any such redemption when exceeding $25,000,000, Company delivers to Administrative Agent a summary with respect to such redemption, including the date and the aggregate Dollar amount thereof, and a calculation demonstrating compliance with all the financial ratios and restrictions set forth in Section 11.14 both as of the date thereof (based on a computation period of the twelve calendar month period most recently ended) and on a pro forma basis after giving effect to such redemption for up to the maximum amount allowed. In addition, notwithstanding the foregoing, the Company or any other Loan Party may make contributions to a Charitable Foundation so long as (I) no Unmatured Event of Default or Event of Default has occurred and is continuing or could reasonably be expected to occur as a result thereof, (II) such contribution could not reasonably be expected to have a Material Adverse Effect, (III) such contributions are treated for accounting purposes by the Company as an expense and deducted in the calculation of Consolidated Net Income (and EBITDA), and (IV) such Charitable Foundation is exempt from taxation pursuant to Section 501(c)(3) of the Code.

4. Representations and Warranties. Company hereby represents and warrants to Administrative Agent and each Lender that (i) this Amendment and each and every other document and instrument delivered by Company in connection with this Amendment (each, an Amendment Document and, collectively, the Amendment Documents) has been duly authorized by its Board of Directors, (ii) no consents are necessary from any third Person for its execution, delivery or performance of the Amendment Documents to which it is a party which have not been obtained and a copy thereof delivered to Administrative Agent, (iii) each of the Amendment Documents to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability thereof against it may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally or by equitable principles of general application (whether considered in an action at law or in equity), (iv) all of the representations and warranties contained in the Loan Agreement, as amended hereby, are true and correct with the same force and effect as if made on and as of the effective date of this Amendment, except that with respect to the representations and warranties made regarding financial data, such representations and warranties are hereby made with respect to the most recent financial statements and other financial data (in the form required by the Original Loan Agreement) delivered by it to Administrative Agent, and (v) there exists no Unmatured Event of Default or Event of Default under the Original Loan Agreement.

5. Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or the Lenders under the Original Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Original Loan Agreement or any of the other Loan Documents or any Unmatured Event of Default or Event of Default, nor act as a release or subordination of the Liens of Administrative Agent under the Loan Documents, except as expressly provided herein. Each reference in the Original Loan Agreement to the Agreement, hereunder, hereof, herein, or words of like import, shall be read as referring to the Original Loan Agreement as amended hereby. Each reference in the other Loan Documents to the Loan Agreement shall be read as referring to the Original Loan Agreement, as amended hereby.

6. Reaffirmation. Company hereby acknowledges and confirms that (i) except as expressly amended hereby, the Original Loan Agreement and other Loan Documents remain in full force and effect, (ii) the Loan Agreement, as amended hereby, is in full force and effect, (iii) it has no defenses to its obligations under the Loan Agreement or any of the other Loan Documents to which it is a party, (iv) the Liens of Administrative Agent under the Loan Documents continue in full force and effect and have the same priority as before this Amendment except as expressly provided herein, and (v) it has no claim against Administrative Agent or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents.

7. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts, each of which shall be deemed an original, but all of which counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

8. Counterpart Facsimile Execution. This Amendment, or a signature page thereto intended to be attached to a copy of this Amendment, signed and transmitted by facsimile machine or telecopier shall be deemed and treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Amendment.

9. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Illinois applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions.

10. Section Titles. The section titles in this Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this Amendment.

11. Incorporation By Reference. Administrative Agent, the Lenders, and Company hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by this reference.

12. Statutory Notice - Oral Commitments. Nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents or this Amendment:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (COMPANY) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

COMPANY ACKNOWLEDGES THAT THERE ARE NO OTHER AGREEMENTS BETWEEN ADMINISTRATIVE AGENT OR ANY LENDER AND COMPANY, ORAL OR WRITTEN, CONCERNING THE SUBJECT MATTER OF THE LOAN DOCUMENTS, AND THAT ALL PRIOR AGREEMENTS CONCERNING THE SAME SUBJECT MATTER, INCLUDING ANY PROPOSAL, TERM SHEET OR LETTER, ARE MERGED INTO THE LOAN DOCUMENTS AND THEREBY EXTINGUISHED.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by appropriate duly authorized officers as of the date first above written.

Company:

CENTENE CORPORATION

By:	/s/ Karey L. Witty
Name:	Karey L. Witty
Title:	Senior Vice President and CFO

Administrative Agent:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Sam L. Dendrinos
Name:	Sam L. Dendrinos
Title:	First Vice President

Lenders:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Sam L. Dendrinos
Name:	Sam L. Dendrinos
Title:	First Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Jeanette A. Griffin
Name:	Jeanette A. Griffin
Title:	Director

NATIONAL CITY BANK OF THE MIDWEST

By:	/s/ William J. Tunis
Name:	William J. Tunis
Title:	Vice President

SUNTRUST BANK

By:	/s/ Gregory M. Ratliff
Name:	Gregory M. Ratliff
Title:	Vice President

REGIONS BANK

By:	/s/ Anne D. Silvestri
Name:	Anne D. Silvestri
Title:	Vice President